Exhibit 23(c)

                      [Peters Elworthy & Moore Letterhead]

NCT Group, Inc.
20 Ketchum Street
Westport                                    Our Ref:          PRC/LCT
Connecticut 06880                           Date:             April 24, 2002
USA

Dear Sirs

We consent to the inclusion of our opinion on the financial statements of Noise Cancellations Technologies (Europe) Limited as of December 31, 2001 and for the years ended December 31, 2001 and 1999 included in the Annual Report on Form 10-K.

Yours faithfully

/s/ PETERS ELWORTHY & MOORE
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    Peters Elworthy & Moore